As filed with the Securities and Exchange Commission on December 14, 2018

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BORQS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	7373	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building B23-A,
Universal Business Park
No. 10 Jiuxianqiao Road
Chaoyang District, Beijing 100015,
China
(86) 10-5975-6336

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pat Sek Yuen Chan

Chief Executive Officer

Borqs Technologies, Inc.

Building B23-A,

Universal Business Park

No. 10 Jiuxianqiao Road

Chaoyang District, Beijing 100015
China
(86) 10-5975-6336

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas

New York, NY 10105

(212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price per Security(1)(2)		Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Primary Offering:
Ordinary Shares, no par value per share (3)
Preferred Shares, no par value (3)
Debt Securities(3)
Warrants
Rights
Units
Total Primary Offering				$100,000,000.00	$12,120.00
Ordinary Shares, no par value	700,000	$3.94	(4)	$2,758,000.00	$334.27
TOTAL				$102,758,000.00	$12,454.27

(1)	With respect to the primary offering, such indeterminate number or amount of debt securities, ordinary shares, preferred shares, warrants and units to purchase any combination of the foregoing securities, and rights, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $100,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder.

(2)	With respect to the primary offering, estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D. of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(3)	Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or ordinary shares that may be issued upon conversion of, or in exchange for, debt securities or preferred shares registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)	Estimated solely for the purpose of calculating the registration fee for the secondary offering, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Ordinary Shares on The NASDAQ Capital Market on December 7, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●

Offering Prospectus. A base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 of our ordinary shares, preferred shares, debt securities, warrants, rights and/or units;

●	Resale Prospectus. A prospectus to be used for the resale by the selling shareholders of up to 700,000 shares of the Registrant’s ordinary shares; and

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

●	the outside and inside covers are different;

●	the tables of contents are different;

●	the section entitled “About this Prospectus” on page ii of the Offering Prospectus is not included in the Resale Prospectus;

●	the section entitled “The Securities We May Offer” beginning on page 6 of the Offering Prospectus is not included in the Resale Prospectus;

●	the section entitled “Use of Proceeds” on page 8 of the Offering Prospectus is different;

●	the section entitled “Description of Capital Stock and Securities We May Offer” on page 9 of the Offering Prospectus is different and is entitled “The Offering”;

●	a section entitled “Selling Stockholders” is included in the Resale Prospectus; and

●	the section entitled “Plan of Distribution” beginning on page 23 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Resale Prospectus to reflect the foregoing differences. The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the selling shareholders.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2018

PROSPECTUS

$100,000,000

Ordinary Shares	Preferred Shares
Debt Securities	Warrants
Rights	Units

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds up to $100,000,000:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase any of the foregoing securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our ordinary shares is traded on The NASDAQ Capital Market under the symbol “BRQS.” The last reported sale price of our ordinary shares on The NASDAQ Capital Market on December 7, 2018 was $3.97 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●	Our future capital needs are uncertain and our independent registered public accounting firm has expressed in its report on our 2017 audited financial statements a substantial doubt about our ability to continue as a going concern;

●	We generate a significant portion of our net revenues from a small number of major customers and key projects;

●	We are dependent upon the Android platform and, if Google determines to no longer develop the Android platform and our further development is not taken up by reliable alternative sources, our business could be materially harmed;

●	Our control of our VIEs is based upon contract rather than equity;

●	We face potential risks associated with our ability to fund our expansion plans, including acquisitions, and our operations due to fund restrictions both from currency transfer and conversion restrictions placed on us by the PRC government; and

●	The current license to operate our services in the PRC is based on an MVNO license issued to us in July 2018 by the MIIT, which is valid until July 12, 2023. If we cannot maintain the license, we will need to cease operating as a MVNO and our total revenues will be significantly reduced.

The risks and uncertainties related to our business and our industry also include, but are not limited to:

●	Our ability to manage our business expansion and increasingly complicated operations effectively;

●	Our ability to use, protect and enhance our brands;

●	Our ability to compete effectively in the marketplace;

●	Our ability to remediate our material weakness and maintain an effective system of internal controls; and

●	Our ability to make acquisitions, including our potential acquisition of KADI, and to successfully integrate these acquisitions and establish and maintain strategic relationships.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance. Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus, any accompanying prospectus and the documents we have filed with the SEC.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our ordinary shares. You should carefully consider, among other things, our consolidated financial statements and related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

BORQS TECHNOLOGIES, INC.

Overview

Borqs Technologies, Inc. (“we”, “the Company” or “Borqs”) is a global leader in software, development services and products providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. We are a leading provider of commercial grade Android platform software for mobile chipset manufacturers, mobile device Original Equipment Manufacturers (“OEMs”) and mobile operators, as well as complete product solutions of mobile connected devices for enterprise and consumer applications.

Our Connected Solutions Business Unit (“BU”) works closely with chipset partners to develop new connected devices. Borqs developed the reference Android software platform and hardware platform for Intel and Qualcomm phones and tablets. In recent years, we have been awarded significant business contracts from Intel and Qualcomm, leading global chipset manufacturers. We provide Connected Solutions customers with customized, integrated, commercial grade Android platform software and service solutions to address vertical market segment needs through the targeted BorqsWare software platform solutions. The BorqsWare software platform consists of BorqsWare Client Software and BorqsWare Server Software. The BorqsWare Client Software platform has been used in Android phones, tablets, watches and various Internet-of-things (“IoT”) devices. The BorqsWare Server Software platform consists of back-end server software that allows customers to develop their own mobile end-to-end services for their devices. Our activities with Intel have reduced over the last two years due to Intel’s strategy to exit the mobile industry, and there are no material agreements with Intel on which we are substantially dependent. For the year 2017, Intel was no longer a customer of the Company. However, our activities with Qualcomm have increased over the last two years, including developmental work on chipsets for mobile devices and wearable products.

Our Mobile Virtual Network Operator (“MVNO”) BU provides a full range 2G/3G/4G voice and data services for general consumer usage and IoT devices, as well as traditional telecom services such as voice conferencing, and acts as a sales and promotion channel for the products developed by the Connected Solutions BU.

The Connected Solutions BU represented 73.4%, 70.9% and 79.2% of our net revenues in the year ended December 31, 2015, 2016 and 2017, respectively. In the year ended December 31, 2015, 2016 and 2017, Borqs generated 85%, 93% and 86% of its net revenues from customers headquartered outside of China and 15%, 7% and 14% of its net revenues from customers headquartered within China. As of September 30, 2018, Borqs had collaborated with 6 mobile chipset manufacturers and 29 mobile device OEMs to commercially launch Android based connected devices in 11 countries, and sales of connected devices with the BorqsWare software platform solutions are embedded in more than 14 million units worldwide.

Borqs has dedicated significant resources to research and development, and has research and development centers in Beijing, China and Bangalore, India. As of September 30, 2018, 365 of our 571 employees were technical professionals dedicated to platform research and development and product specific customization.

Borqs has achieved significant growth since inception in 2007. Net revenues increased from $75.1 million in 2015 to $120.6 million in 2016, to $154.3 million in 2017. We recorded net income of $0.8 million and $2.6 million in the years 2015 and 2016 respectively. For 2017, we had a net loss of $12.4 million which included non-cash merger related costs of $14.5 million; excluding such non-cash merger related costs would result in non-GAAP adjusted net income of $2.1 million for 2017 as compared to a net income of $2.6 million for 2016. We recorded a net loss of $2.2 million in the three months ended September 30, 2018 and a net income of $1.2 million in the nine months ended September 30, 2018, as compared with a net loss of $11.6 million in the three months ended September 30, 2017 and a net loss of $12.5 million in the nine months ended September 30, 2017.

Recent Developments

Potential acquisition of Shanghai KADI Technologies Co., Ltd. On January 8, 2018, we entered into a letter of intent to acquire a 60% equity interest in Shanghai KADI Technologies Co., Ltd (“KADI”), a Chinese company that develops software and hardware solutions for electric vehicle control modules, such as charging, battery management and vehicle controls. Pursuant to the letter of intent, and as is being negotiated in a definitive agreement, we intend to pay $11.7 million in cash to KADI and $3.3 million in our ordinary shares to the selling shareholders of KADI based on achievement of net income targets for the years 2018, 2019 and 2020. KADI is not a customer or supplier of Borqs. In accordance with the letter of intent, we have made four scheduled cash advances to KADI totaling $600,000 which will be deducted from our initial cash payments to KADI under the definitive agreement being negotiated. If the transaction is not consummated within nine months after the signing of the letter of intent, the advance payments will be converted into shares representing five percent of the outstanding capital stock of KADI. There are no termination fees or penalties under the letter of intent.

According to the letter of intent, if the transaction was not consummated within nine months after the signing of the letter of intent, the advance payments would be converted into shares representing five percent of the outstanding capital stock of KADI.

KADI has worked with the leading automotive companies in China, including Chery, Dong Feng Motors, Geely Auto and Shenzhen Pin Chuan Electric Energy Co. Its founder, Dr. Hu Lin, has nearly 20 years of professional experience working with companies in the automotive industry, including Volkswagen and Delphi.

KADI has been awarded a RMB320 million (US$50 million) multi-year supply contract for its core electric control modules from Shenzhen Espirit Technology Co., Ltd. (“Espirit”), which is a key automotive contractor in China. Borqs believes that KADI’s products will complement Borqs’ existing automobile in-vehicle-infotainment (IVI) solutions, in terms of sales and distribution, and research and development. Borqs anticipates that the experience of its software engineers will enhance KADI’s capabilities while Borqs’ supply chain management team will ensure efficient delivery of hardware products. Assuming the acquisition of KADI is completed, Borqs expects to provide $7.7 million to KADI in 2018 to service the Espirit supply contract, of which approximately $4 million is anticipated to be used for capital expenditures, and $3.7 million is anticipated to be used for working capital needs. We are in discussions with KADI to negotiate a modified payment schedule in light of the fact that the proceeds raised in this offering are insufficient to fund the acquisition of KADI.

Beginning in May 2018, KADI has delivered certain control modules, including steering control, air conditioning and for other electric bus functions, to Dong Feng Motor Group’s Super Dragon Electric Bus Program. Such products represent approximately 10% of the Espirit supply contract.

Upon the completion of our acquisition of 60% of KADI, we will have an exclusive option, valid until December 31, 2021, to purchase the remaining 40% of KADI at a 9% premium to the consideration paid for the first 60%.

Repurchase of Shares from Zhengqi. On January 10, 2018, we entered into a stock repurchase agreement (“Stock Repurchase Agreement”) with Zhengqi International Holding Limited (“Zhengqi”), pursuant to which we agreed to repurchase 966,136 of our ordinary shares that were originally issued and sold to Zhengqi on August 18, 2017, at an aggregate purchase price of approximately $10 million, or $10.40 per share. In addition, Zhengqi agreed to forfeit all of its rights to 1,278,776 shares held in escrow. The Stock Repurchase Agreement provides that those shares will be treated in the following manner: transfer 51,151 shares (4% of the total) to the indemnity escrow account; and deliver 1,227,625 shares to the former Borqs International Holding Corp. shareholders based on their respective proportionate interests in the merger consideration. We and Zhengqi are currently making arrangements for the completion of this transaction, which we anticipate will be within 2018. As of August 3, 2018, the 1,278,776 escrow shares were forfeited and released from escrow and the Company had obtained the consent of its existing lenders with respect to the transaction. The return and cancellation of the 966,136 shares remain in process.

Investment in Shenzhen Crave Communication Co., Ltd. On January 18, 2018, we entered into an agreement with Shenzhen Crave Communication Co., Ltd (“Crave”) and Colmei Technology International Ltd. (“Colmei”), along with the shareholders of Crave and Colmei (“CC Selling Shareholders”), pursuant to which we agreed to acquire 13.8% of the outstanding shares of Crave and 13.8% of the outstanding shares of Colmei from the CC Selling Shareholders. The transaction closed on March 22, 2018, and under the agreement, the purchase consideration consists of ordinary shares and cash. On the closing, we issued 473,717 ordinary shares to the order of the CC Selling Shareholders and agreed to pay cash in the amount of $10.0 million to be paid to the CC Selling Shareholders over a period of 36 months. In addition, subject to board approval, we agreed to issue 183,342 additional shares to the CC Selling Shareholders if the aggregate value of the ordinary shares initially issued at the closing to the CC Selling Shareholders under this agreement was less than $3.0 million on August 18, 2018 (the “Calculation Date”). On December 12, 2018, our board of directors approved the issuance of the 183,342 shares.

Crave is a manufacturer of mobile terminal devices located in Shenzhen China. With multiple high speed SMT lines, assembly lines and packaging lines, its annual capacity reaches over 10 million units in its Shenzhen facility. Crave exports final products for customers in South America, India, Indonesia, the Philippines and Vietnam. Colmei, which is under common ownership with Crave, is a sales entity located in Hong Kong that has established relationships with international banks to facilitate transactions with its global clients. Crave is one of our material suppliers from which we source necessary components for our customers, and we believe our investments in Colmei and Crave provide us with indirect access to supply chain financing, competitive component pricing and prioritized production capacity. Prior to this investment, we have contracted Crave and Colmei for multiple projects related to manufacturing our products, including a large variety of phone models and releases.

Award of MVNO License to Yuantel Telecom. On July 23, 2018, the Ministry of Industry and Information Technology of China (the “MIIT”) awarded the official commercial MVNO license to Yuantel Telecom, our subsidiary that runs our mobile virtual network operator or MVNO business.  The license is valid from July 12, 2018 to July 12, 2023.

Corporate History and Information

We were incorporated in the British Virgin Islands on July 1, 2015 as a blank check company, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. As a result of a merger on August 18, 2017 of one of our subsidiaries (which we formed for this purpose) with and into Borqs International Holding Corp (“Borqs International”), a company incorporated in the Cayman Islands in 2007, we acquired the entire issued share capital of Borqs International, which became our wholly-owned subsidiary, and we ceased to be a shell company. We conduct our business principally through BORQS Beijing Ltd. (“Borqs Beijing”), which is our wholly-owned Chinese subsidiary. In addition, we conduct parts of our operations through subsidiaries in China, India, Hong Kong and South Korea.

As of December 14, 2018, we were authorized to issue an unlimited number of shares and our share capital consisted of 32,190,864 issued and 32,186,692 outstanding ordinary shares (including the 700,000 ordinary shares granted to certain selling stockholders identified in the Resale Prospectus and 183,342 ordinary shares to be issued to the shareholders of Crave and Colmei), and we had issued 5,750,000 public warrants, 531,875 private warrants, and 417,166 assumed warrants. Our ordinary shares and public warrants began trading on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BRQS” and “BRQSW,” respectively, on or around August 21, 2017. On October 12, 2017, we were notified by Nasdaq that we were not in compliance with Nasdaq Listing Rules 5505(a)(3) and 5515(a)(4), given that our ordinary shares and public warrants did not meet the minimum initial listing requirements of 300 round lot holders of ordinary shares and 400 round lot holders of public warrants. On December 11, 2017, we were notified that our request for continued listing of our ordinary shares on Nasdaq was granted, subject to providing an update regarding the status of our efforts to evidence compliance with the minimum 300 round lot shareholder requirement on or before February 14, 2018, and full compliance with that requirement by no later than April 10, 2018. The Panel also advised the Company that it had determined to delist our warrants. To regain compliance with Nasdaq’s listing requirement of 300 round lot holders of ordinary shares, we implemented a restricted ordinary shares purchase program with eligible employees of our wholly-owned subsidiary in India, Borqs Software Solutions Private Ltd. Pursuant to the program, 222 employees purchased an aggregate of 29,170 ordinary shares at a purchase price of $9.40 per share, which was deducted from their regular compensation on March 23, 2018. On April 12, 2018, we were notified by the Panel that we had regained compliance with the listing requirement of 300 round lot holders and that our ordinary shares would continue to be listed on Nasdaq. Our public warrants have been trading on the OTC Markets system under the symbol “BRQSW” since October 23, 2017.

Our principal executive offices are located at Building B23-A, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, 100015 China. Our telephone number is +86 10-5975-6336. Our website address is www.borqs.com. The information contained on our website is not incorporated by reference into this prospectus.

The following diagram illustrates our current corporate structure of each of our material subsidiaries, consolidated VIEs and the subsidiaries of the VIEs.

Corporate Organizational Chart

BORQS Technologies, Inc.
(British Virgin Islands)
100%
BORQS International Holding Corp
(Cayman Islands)
99.99%
100%
BORQS Software Solutions Private Limited
(India)
BORQS Hong Kong Limited
(Hong Kong)
0.01%
100%
100%
60%
55%
BR. DROID DESENVOLVIMENTO DE SOFTWARE S.A
BORQS Korea
(Korea)
BORQS Japan Co., Ltd.
(Japan)
BOZZ Solutions, Inc.
(United States)
Outside China
Inside China
49.9%
BORQS Beijing Ltd.
100%
Beijing Big Cloud Century Network Technology Co, Ltd.
Beijing Big Cloud Century Technology Co., Ltd.
79%
100%
100%
YuanTel (Beijing) Investment Management Co., Ltd.
95%
Beijing BORQS Software Technology Co., Ltd.
Beijing BORQS Wireless Technology Co., Ltd.
YuanTel (Beijing) Telecommunications Technology Co., Ltd.
("YuanTel")
100%
Beijing Tongbaohuida Technology Co., Ltd.
Equity interest
Contractual arrangements including an Exclusive Business Cooperation Agreement, Exclusive Option Agreements, Loan Agreements, Share Pledge Agreements and Powers of Attorney

Borqs Subsidiaries and Consolidated Affiliated Entities

The following is a summary of our material subsidiaries and consolidated affiliated entities:

Borqs Beijing Ltd. (“Borqs Beijing”), a wholly foreign owned enterprise established under the laws of the PRC in 2007, is our primary operating entity and 100% owned by Borqs Hong Kong Limited;

Borqs Hong Kong Limited (“Borqs Hong Kong”), a limited company established under the laws of Hong Kong in 2007, engages in the software and services business and is 100% owned by Borqs International Holding Corp.;

Borqs Software Solutions Private Limited (“Borqs Software Solutions”), a private limited company established under the laws of India in 2009, engages in the R&D for software and is 99.99% owned by Borqs International Holding Corp. and 0.01% owned by Borqs Hong Kong;

Borqs Korea (“Borqs Korea”), a company established under the laws of South Korea in 2012, engages in the R&D of software and is 100% owned by Borqs Hong Kong;

Beijing Borqs Software Technology Co, Ltd. (“Borqs Software”), a company established under the laws of the PRC in 2008, engages in government subsidized software development and engineering projects as well as other software and services business and is 100% owned by Beijing Big Cloud Century Technology Limited (“BC-Tech”), which is 100% owned by Borqs Beijing;

Beijing Borqs Wireless Technology Co, Ltd. (“Borqs Wireless”), a company established under the laws of the PRC in 2013, engages in software development and engineering projects as well as other software and services business and is 100% owned by BC-Tech, which is 100% owned by Borqs Beijing;

Beijing Big Cloud Century Network Technology Co., Ltd. (“BC-NW”), a company established under the laws of the PRC in 2014, is the variable interest entity through which Borqs Beijing controls Yuantel Telecom, the entity which operates the MVNO business;

Yuantel (Beijing) Telecommunications Technology Co., Ltd. (“Yuantel Telecom”), a company established under the laws of the PRC in 2004, engages in MVNO services and is 95% owned by Yuantel (Beijing) Investment Management Co., Ltd., which is 79% owned by BC-NW, which is 100% beneficially owned and controlled by Borqs Beijing through contractual control arrangements; and

Beijing Tongbaohuida Technology Co., Ltd. (“Tongbaohuida”), a company established under the laws of the PRC in 2012 and is 100% owned by Yuantel Telecom. Tongbaohuida has been inactive for the years 2016 and 2017.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” We have elected to take advantage of specified reduced reporting and other requirements available to us, as an emerging growth company, that are otherwise applicable to public companies. These provisions include, among other things:

●	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

●	exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (United States), requiring mandatory audit firm rotation or a supplement to our auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

●	an exemption from the requirement to seek non-binding advisory votes on executive compensation and golden parachute arrangements; and

●	reduced disclosure about executive compensation arrangements.

We may take advantage of these provisions until October 20, 2020, unless we earlier cease to be an emerging growth company, which would occur if our annual gross revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700.0 million as of any January 1 before that time, in which case we would no longer be an emerging growth company as of the following December 31. Investors may find our ordinary shares less attractive if we rely on the exemptions, which may result in a less active trading market and increased volatility in our stock price. We have taken advantage of the reduced reporting requirement with respect to disclosure regarding our executive compensation arrangements and expect to take advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies. We have not elected to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will not necessarily comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Legal Proceedings

The Company recently completed arbitration before the International Chamber of Commerce with Samsung Electronics Co., Ltd. (“Samsung”) to resolve a dispute regarding royalties payable to the Company under a software license agreement the Company had with Samsung. Samsung alleged that, for the period starting the fourth quarter of 2010 through mid-2012, the Company was overpaid royalties in the amount of approximately $1.67 million due to a clerical error in Samsung’s accounting department that enabled the Company to receive royalties on sales of Samsung handsets that did not contain its software. Samsung was seeking repayment of the $1.67 million plus accrued interest of 12% per annum and as well as reimbursements of reasonable fees including attorney fees and arbitration costs.

After arbitration hearings held in May 2018, on November 27, 2018, the International Chamber of Commerce notified the Company of its decision and issuance of an arbitration award (the “Award”), which the Company received on November 29, 2018. Pursuant to the Award, the Company has the obligation to pay Samsung an aggregate of $2,546,401 plus an interest of 9% per annum starting May 16, 2018 until full payment is paid. Samsung was also awarded its attorney’s fees and expenses in the aggregate amount of approximately $1.73 million. The Company is currently in discussion with Samsung to structure a payment schedule for its obligations under the Award. The Company is also considering to file a separate complaint against Samsung for infringing its intellectual property that has been used in certain Samsung mobile phone models other than the models in China.

To the knowledge of our management, there is no material litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $100,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Ordinary Shares. We may issue ordinary shares. Holders of ordinary shares are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred shares or series ordinary shares. Holders of ordinary shares are entitled to one vote per share. Holders of ordinary shares have no cumulative voting rights in the election of directors.

Preferred Shares. We may issue preferred shares in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred shares being offered.

Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our ordinary shares. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities. It is likely that the debt securities that we may issue will not be issued under an indenture.

Warrants. We may issue warrants to preferred shares, ordinary shares or debt securities of our company. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. To the extent the warrants are publicly-traded, we will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights. We may issue rights to purchase preferred shares or ordinary shares or debt securities of our company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement. We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

●	title and amount;

●	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

●	any market listing and trading symbol;

●	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

●	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2017, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for working capital and general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complementary to our technologies. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE MAY OFFER

Securities

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1880410) and our affairs are governed by our memorandum and articles of association, the BVI Business Companies Act (as amended) and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of December 14, 2018, there were 32,186,692 ordinary shares outstanding (including the 700,000 ordinary shares granted to the selling stockholders identified in the Resale Prospectus and 183,342 ordinary shares to be issued to the shareholders of Crave and Colmei). Under the BVI Business Companies Act (as amended), the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company. Our transfer agent has entered the name of Cede & Co. in our register of members as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Any action required or permitted to be taken by our shareholders must be effected by a meeting of shareholders of our company, duly convened and held in accordance with our memorandum and articles of association. A resolution of our members may not be taken by a resolution consented to in writing.

At any general meeting of our shareholders, the chairman of the meeting is responsible for deciding in such manner as he or she considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, the chairman shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

A resolution of our shareholders shall be duly and validly passed if it is approved at a duly convened and constituted meeting of our shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted. Each ordinary share in our company confers upon the shareholder the right to one vote at any meeting of our shareholders or on any resolution of shareholders.

The rights and obligations attaching to our ordinary shares may only be varied by a resolution passed at a meeting by the holders of more than fifty percent (50%) of the ordinary shares present at a duly convened and constituted meeting of our shareholders holding ordinary shares which were present at the meeting. The other provisions of our memorandum and articles of association may be amended if approved by a resolution of our shareholders or by a resolution of our directors (save that no amendment may be made by a resolution of our directors (a) to restrict the rights or powers of our shareholders to amend the memorandum or articles, (b) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum or articles, (c) in circumstances where the memorandum or articles cannot be amended by our shareholders, or (d) to change clauses 7, 8 or 11 of our memorandum (or any of the defined terms used in any such clause or regulation).

In accordance with our memorandum and articles of association, our Board is divided into three classes, with the number of directors in each class to be as nearly equal as possible. Our existing Class I directors will serve until our 2018 annual general meeting, our existing Class II directors will serve until our 2019 annual general meeting, and our existing Class III directors will serve until our 2020 annual general meeting. Commencing at our 2018 annual general meeting, and at each following annual general meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third annual general meeting following their election. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the votes of the shares entitled to vote at any general meeting of our members at which the election of directors is voted upon can elect all of the directors (and the holders of more than 50% of the votes of the shares entitled to vote at any general meeting of our members at which the removal of our directors is voted upon can remove a director with or without cause).

Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board. Under the laws of the British Virgin Islands, and as provided in our memorandum and articles of association, our directors may authorize a distribution (including any interim dividend that the directors consider to be justified by the profits of our company) only if, immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to pay our debts as and when they fall due. In the event of a liquidation or winding up of the company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into shares of ordinary shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such further designation, rights and preferences as may be determined by a resolution of our Board to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. Accordingly, our Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. These preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us.

No preferred shares are currently issued or outstanding. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights attached to any class of preferred shares in issue, may only be amended by a resolution passed at a meeting by the holders of more than fifty percent (50%) of the preferred shares of that same class present at a duly convened and constituted meeting of our members holding preferred shares in such class which were present at the meeting and voted, unless otherwise provided by the terms of issue of such class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the BVI Business Companies Act (as amended) there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under the BVI Business Companies Act (as amended), a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company, and a director is also required to exercise his powers as a director for a proper purpose.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred shares terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our ordinary shares, preferred shares or debt securities or any combination thereof. Warrants may be issued independently or together with our ordinary shares, preferred shares or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Existing Warrants

As of September 30, 2018, we had outstanding 6,281,875 warrants to purchase ordinary shares, which warrants were registered in connection with our initial public offering. Each public warrant entitles the registered holder to purchase one half of one ordinary share at a price of $12.00 per full share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from August 18, 2017, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire on the fifth anniversary of the consummation of the acquisition of Borqs International by way of merger at 5:00 p.m., New York City time.

As of September 30, 2018, we had outstanding 417,166 assumed warrants to purchase ordinary shares that are not yet registered. These private warrants are identical to the public warrants except that such private warrants are not registered and will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. Warrants issued to the former holders of Borqs International warrants entitle each warrant holder to purchase ordinary shares at a price of $5.36 per share, and are exercisable for cash or on a cashless basis, at the holder’s option. The holders of these replacement warrants became party to the Registration Rights Agreement along with the former shareholders of Borqs International.

We may call the warrants for redemption (excluding the private warrants and the Replacement Warrants, which may not be called for redemption, but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital, Inc. and/or its designees), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

In connection with our acquisition of Borqs International by way of merger, holders of issued and outstanding warrants to purchase shares of Borqs International received replacement warrants to purchase an aggregate of 344,559 of our ordinary shares, the terms and conditions of which are as described above.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

Stock Exchange Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “BRQS.”.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

 Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the ordinary shares on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Maples and Calder (Hong Kong) LLP, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated balance sheets of Borqs Technologies, Inc. at December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive income (loss), shareholders’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2017, appearing in this prospectus and registration statement have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed and subsequently filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 2, 2018 and amended on May 14, 2018;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 as filed with the SEC on May 15, 2018, August 14, 2018 and November 19, 2018, respectively;

●	our Current Reports on Form 8-K and/or their amendments as filed with the SEC on June 1, 2018, September 7, 2018, September 17, 2018, October 2, 2018 and December 6, 2018; and

●	the description of our ordinary shares contained in our Form 8-A filed with the SEC on October 13, 2015, and as it may be further amended from time to time, under the caption “Item 1. Description of Registrant’s Securities to be Registered.”

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Pat Sek Yuen Chan

Chief Executive Officer

Borqs Technologies, Inc.

Building B23-A,

Universal Business Park

No. 10 Jiuxianqiao Road

Chaoyang District, Beijing 100015
China
(86) 10-5975-6336

$100,000,000

Ordinary Shares	Preferred Shares
Debt Securities	Warrants
Rights	Units

Prospectus

                  , 2018

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2018

PROSPECTUS

Up to 700,000

Ordinary Shares

This prospectus relates to the resale of up to 700,000 of ordinary shares (the “Shares”), no par value per share of Borqs Technologies, Inc. a British Virgin Islands corporation (the “Company”), for sale by the selling shareholders named herein (the “Selling Stockholders”) for their own accounts.  The shares to be sold by the Selling Stockholders include 700,000 ordinary shares issued to certain advisors to the Company as compensation for services rendered.

To the extent the Selling Stockholders wish to sell their ordinary shares as provided for herein, they may offer and sell such shares on a continuous or delayed basis in the future.  These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices.  We will not receive any of the proceeds from the sale of the ordinary shares. We have agreed to pay the expenses in connection with the registration of the Shares.

Our ordinary shares is listed on The NASDAQ Capital Market under the symbol “BRQS.” The last reported sale price of our ordinary shares on December 7, 2018 was $3.97.

Investing in our securities involves a high degree of risk. You should read this prospectus and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of risks applicable to us and an investment in our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

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The Offering

Ordinary shares outstanding prior to the offering	32,190,864 ordinary shares issued and 32,186,692 ordinary shares outstanding (including the 700,000 ordinary shares granted to the Selling Stockholders pursuant to the Advisory Agreement (as defined below) and 183,342 ordinary shares to be issued to the shareholders of Crave and Colmei).

Ordinary shares offered by the Selling Stockholders	Up to 700,000 ordinary shares for sale by the Selling Stockholders for their own account. These shares include 700,000 ordinary shares issued to certain advisors to the Company as compensation for services rendered.

Ordinary shares outstanding after the offering(1)	31,486,692 ordinary shares

Proceeds	We will not receive any proceeds from the sale of our ordinary shares by the Selling Stockholders.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NASDAQ Capital Market Symbol	BRQS

(1)	The number of ordinary shares to be outstanding after this offering is based on 32,190,864 issued and 32,186,692 ordinary shares outstanding as of September 30, 2018, as adjusted for the issuance of the 700,000 ordinary shares to the Selling Stockholders and 183,342 ordinary shares to the shareholders of Crave and Colmei, and excludes:

●	2,658,771 ordinary shares issuable upon the exercise of stock options outstanding as of September 30, 2018, with a weighted-average exercise price of $5.124 per share;

●	The repurchase and cancellation of 966,136 ordinary shares outstanding as of September 30, 2018 pursuant to our Stock Repurchase Agreement with Zhengqi, executed on January 10, 2018;

●	3,558,104 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2018; and

●	3,881,460 ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan, or Incentive Plan, as of September 30, 2018.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ordinary shares registered hereunder.

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SELLING STOCKHOLDERS

Up to 700,000 ordinary shares are being offered by this prospectus for sale by the Selling Stockholders for their own account.  These shares include 700,000 ordinary shares issued to certain advisors to the Company as compensation for services rendered (the “Resale Shares”).

As used in this prospectus, the term “Selling Stockholders” includes the selling shareholders and their respective transferees, assignees, pledgees, donees or other successors.

We agreed to issue to the Resale Shares to the Selling Stockholders pursuant to an advisory agreement dated December 14, 2018 with Conquest United Limited (the “Advisory Agreement”). The Resale Shares are subject to certain cash and/or forfeiture penalties in the event the advisors do not meet certain performance expectations.

All proceeds of this offering will be received by the Selling Stockholders for their own account.  Other than as disclosed herein, no material relationships exist between any of the Selling Stockholders and us nor have any such material relationships existed within the past three years. None of the Selling Stockholders is a broker dealer.

The following table sets forth, to our knowledge, information as of December 14, 2018 (unless otherwise indicated), regarding ownership of our ordinary shares by the Selling Stockholders, both before and immediately after the offering. The percentage of ownership for the Selling Stockholders is based on ordinary shares outstanding as of December 14, 2018, after taking into account the issuance of the Resale Shares.

The ordinary shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the respective accounts of the Selling Stockholders.  After the date of effectiveness of the registration statement of which this prospectus is a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its ordinary shares. Information about the Selling Stockholders may change over time.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Position or other Material Relationship	Total number of shares of ordinary shares owned prior to the offering	Number of shares to be offered for the account of the selling stockholder	Number of shares owned after this offering	Percentage to be beneficially owned after this offering
Run He(1)	Advisor	200,000	200,000	–	*
Ricky W. Tung(1)	Advisor	100,000	100,000	–	*
Bangwei Zhu(1)	Advisor	200,000	200,000	–	*
Qixu Wang(1)	Advisor	200,000	200,000	–	*

* Less than 1%

(1)	Address of the stockholder is c/o Conquest United Limited, Suite C, 2nd Floor, Orion Mall, Palm Street, Victoria, Mahe, Republic of Seychelles.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees, donees selling shares received from such Selling Stockholders as a gift, and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and therefore they will be subject to the prospectus delivery requirements of the Securities Act.  In such event, any commissions received by such brokers-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  To our knowledge and based upon information we received from the Selling Stockholders: (i) the Selling Stockholders do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of ordinary shares and (ii) the Selling Stockholders have not received any of the securities registered hereby as underwriting compensation.  We are also not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities.

We are required to pay all fees and expenses incident to the registration of the shares.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.  To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.  To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus.  The applicable rules and regulations under the Exchange Act may limit any person engaged in a distribution of the shares of ordinary shares covered by this prospectus in its ability to engage in market activities with respect to such shares.  The Selling Stockholders, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of ordinary shares by the Selling Stockholders.

Up to 700,000

Ordinary Shares

Prospectus

             , 2018

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$12,454.27
The NASDAQ Capital Market supplemental listing fee		$(1)
Fees and expenses of the trustee		$(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Miscellaneous		$(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuance and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that, subject to certain limitations, the company may indemnify its directors and officers against all costs, fees and expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and actually and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Registrant has directors’ and officers’ liability insurance for securities matters.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Form of Underwriting Agreement	1.1
Amended and Restated Memorandum and Articles of Association	3.1
Form of Indemnity Agreement entered into between the Registrant and its directors and executive officers	10.31

Item 16. Exhibits

The following exhibits are filed with this Registration statement.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement**
2.1	Merger Agreement dated December 27, 2016, as amended on May 10, 2017 and June 29, 2017, by and among Pacific, Borqs International, Sellers, the Purchaser Representative, the Seller Representative and, for certain limited purposes thereof, Zhengqi (1)
3.1	Amended and Restated Memorandum and Articles of Association(2)
4.1	Form of Indenture*
4.2	Form of Debt Securities**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock**
4.5	Form of Unit Agreement and Form of Unit Certificate**
4.6	Form of Rights Agreement and Form of Rights Certificate**
4.7	Registrant’s 2017 Equity Incentive Plan, as amended (2)
5.1	Form of Opinion of Maples and Calder (Hong Kong) LLP*
23.1	Consent of Ernst & Young Hua Ming LLP*
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of Trustee on Form T-1**+

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
***	Previously filed.
+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
(1)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed with the SEC on July 14, 2017.
(2)	Incorporated by reference to the exhibit filed with the Form 8-K on August 24, 2017.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(j) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Beijing, China, on December 14, 2018.

BORQS TECHNOLOGIES, INC.

By:	/s/ Pat Sek Yuen Chan
Pat Sek Yuen Chan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pat Sek Yuen Chan and Anthony K. Chan, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Pat Sek Yuen Chan	Chief Executive Officer and Director	December 14, 2018
Pat Sek Yuen Chan	(Principal Executive Officer)

/s/ Anthony K. Chan	Chief Financial Officer	December 14, 2018
Anthony K. Chan	(Principal Financial Officer, Principal Accounting Officer)

/s/ Honghui Deng	Director	December 14, 2018
Honghui Deng

/s/ Yaqi Feng	Director	December 14, 2018
Yaqi Feng

/s/ Bill Huang	Director	December 14, 2018
Bill Huang

/s/ Jason Zexian Shen	Director	December 14, 2018
Jason Zexian Shen

/s/ Eric Tao	Director	December 14, 2018
Eric Tao

/s/ Joseph Wai Leung Wong	Director	December 14, 2018
Joseph Wai Leung Wong